Exhibit 99.1

FOR IMMEDIATE RELEASE

Dean Foods Company Announces Preliminary Third Quarter Results for

WhiteWave-Alpro Segment and Upcoming Webcast of Third Quarter

Earnings Conference Call

DALLAS, October 17, 2012/ — Dean Foods Company (NYSE: DF) today announced that its wholly-owned subsidiary The WhiteWave Foods Company has filed with the U.S. Securities and Exchange Commission (“SEC”) an amendment to its pending registration statement relating to its proposed initial public offering. In conjunction with this filing, Dean Foods is announcing preliminary third quarter results for its WhiteWave-Alpro segment. For the three months ended September 30, 2012, WhiteWave-Alpro net sales are expected to have increased 13% to $598 million, from $531 million for the same period in 2011. The increase in net sales in the three months ended September 30, 2012, was driven by continued strong volume growth across the segment’s coffee creamers and beverages and plant-based foods and beverages portfolios, led by product innovation and significant increases in marketing investments.

The Company anticipates reporting WhiteWave-Alpro segment operating income of $64 million for the three months ended September 30, 2012, an anticipated 22% increase from the $53 million reported in the same period in 2011.

The operations of The WhiteWave Foods Company will consist of Dean Foods’ WhiteWave-Alpro business segment. A reconciliation is provided below between WhiteWave-Alpro segment results and The WhiteWave Foods Company results that are included in the amendment to the registration statement.

Dean Foods will host a live webcast of its third quarter earnings conference call on November 8th at 9:30 a.m. Eastern Time. Management will discuss third quarter results, as well as comment on the forward outlook. The webcast is expected to last approximately one hour and will be accessible by visiting http://www.deanfoods.com and by clicking on “Webcasts.”

In order to listen to the webcast, users will need to have installed either Real Player or Windows Media Player software, which can be detected and downloaded by visiting the site. A webcast replay will be available for approximately 45 days following the event within the Investor Relations section of the Company’s web site.

FORWARD-LOOKING STATEMENTS

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, preliminary segment net sales and segment operating income, as well as the proposed initial public offering of WhiteWave-Alpro. These statements are based solely on information available as of the date of this press release. The financial results disclosed above are not a comprehensive statement of our financial results or position as of or for the three months ended September 30, 2012 and have not been audited, reviewed or compiled by our independent registered public accounting firm. Our actual results for the three months ended September 30, 2012 will not be available until November 8, 2012 and may differ materially from the statements set forth in this press release. The forward-looking statements in this press release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

STATEMENT ON THE WHITEWAVE FOODS COMPANY REGISTRATION STATEMENT

A registration statement relating to securities of The WhiteWave Foods Company has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy these securities be accepted before the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

DEAN FOODS COMPANY

Reconciliation of WhiteWave-Alpro Segment Data to The WhiteWave Foods Company Stand-Alone Financial Data

Unaudited

(in Thousands)

	Quarter ended September 30, 2012
	Historical Segment Results	Sales by Related Parties (a)	Sales to Related Parties (b)	Hero Disc Op’s (c)	Related Party License Agreement (d)	Other Adjustments (e)	Stand-Alone Financial Results
Net sales to external customers	$598,382	$(47,875)	$—	$—	$—	$—	$550,507
Net sales to related parties	—	—	24,345	—	—	—	24,345

Total net sales	$598,382	$(47,875)	$24,345	$—	$—	$—	$574,852

Operating income	$64,205	$(13,769)	$—	$—	$10,727	$(17,805)	$43,358

	Quarter ended September 30, 2011
	Historical Segment Results	Sales by Related Parties (a)	Sales to Related Parties (b)	Hero Disc Op’s (c)	Related Party License Agreement (d)	Other Adjustments (e)	Stand-Alone Financial Results
Net sales to external customers	$530,638	$(43,493)	$—	$(2,246)	$—	$—	$484,899
Net sales to related parties	—	—	24,671	—	—	—	24,671

Total net sales	$530,638	$(43,493)	$24,671	$(2,246)	$—	$—	$509,570

Operating income	$51,531	$(11,550)	$—	$2,648	$11,129	$(5,765)	$47,992

For the quarters ended September 30, 2012 and September 30, 2011, the consolidated financial statements of The WhiteWave Foods Company, which will be comprised of our WhiteWave-Alpro segment, as set forth in a registration statement on Form S-1/A filed by The WhiteWave Foods Company on October 17, 2012 differ from Dean Foods’ historically reported WhiteWave-Alpro segment results. The selected data includes the following adjustments that were reflected in preparation of The WhiteWave Foods Company results on a stand-alone basis:

(a)	A portion of WhiteWave-Alpro’s products are produced, distributed and sold by Fresh Dairy Direct and Morningstar. Those sales, together with their related costs, are included in our historical WhiteWave-Alpro segment for management and segment reporting purposes. The adjustment reflects the elimination of these sales and operating income from The WhiteWave Foods Company results.

(b)	The adjustment reflects net sales to related parties for WhiteWave-Alpro’s sales of raw materials and finished products to Fresh Dairy Direct and Morningstar.

(c)	The adjustment reflects the elimination of the operations of the Hero joint venture, which have been reclassified as discontinued operations in The WhiteWave Foods Company results.

(d)	The adjustment reflects income for an intellectual property licensing agreement between WhiteWave-Alpro and Morningstar, whereby Morningstar has rights to use WhiteWave-Alpro’s intellectual property, in the manufacture of certain products. No later than concurrent with the completion of the initial public offering of The WhiteWave Foods Company, the existing license agreement between WhiteWave-Alpro and Morningstar will terminate. In addition, WhiteWave-Alpro will transfer the intellectual property that is the subject of the license agreement to Morningstar.

(e)	The adjustments primarily reflect the allocation of corporate and shared service costs to WhiteWave-Alpro. These allocations include costs related to corporate and shared services such as executive management, supply chain, information technology, legal, finance and accounting, investor relations, human resources, risk management, tax, treasury, and other services, as well as stock based compensation expense attributable to WhiteWave-Alpro employees and an allocation of stock based compensation attributable to employees of Dean Foods. In addition, the adjustment for the quarter ended September 30, 2012 includes $8.0 million of transaction services costs related to this offering.

ABOUT DEAN FOODS

Dean Foods is a leading food and beverage company in the United States and a European leader in branded plant-based foods and beverages. The Company’s Fresh Dairy Direct segment is one of the nation’s largest processors and direct-to-store distributors of fluid milk marketed under more than 50 local and regional dairy brands and private labels. Fresh Dairy Direct also distributes ice cream, cultured products, juices, teas, bottled water and other products. The WhiteWave-Alpro segment produces and sells an array of nationally and internationally branded dairy, plant-based food and beverages, and coffee creamers. WhiteWave brands - including Silk®, Horizon Organic®, International Delight®, and LAND O’LAKES® - are category leaders and consumer favorites. Alpro is the pan-European leader in branded soy food and beverage products with the Alpro® soya and Provamel® brands. Morningstar Foods is a leading warehouse delivery dairy business that produces and sells traditional and specialty dairy items, including cultured dairy products, ice cream mixes, coffee creamers, aerosol whipped toppings, traditional and value-added milks, and blended iced beverages to retailers and foodservice providers nationwide. For more information, visit www.deanfoods.com.

CONTACT: Corporate Communications, Liliana Esposito, +1-214-721-7766; or Investor Relations, Barry Sievert, +1-214-303-3438

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